Exhibit 99.1

CYTODYN APPOINTS DENIS R. BURGER, PH.D., AS CHIEF SCIENCE OFFICER

Dr. Burger, former Chairman and CEO of several successful biotechnology companies, named to expanded leadership role

Vancouver, Washington – January 20, 2016 – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company focused on the development of new therapies for combating human immunodeficiency virus (HIV) infection, today announced that it had named Denis R. Burger, Ph.D., who is currently a member of the Company’s Board of Directors, as Chief Science Officer (CSO) of CytoDyn. In this capacity, through an expansion of Dr. Burger’s existing consulting relationship with the Company, Dr. Burger will assist with the development of PRO 140 for HIV and non-HIV clinical indications, including transplantation, autoimmune diseases and cancer. He recently initiated the Company’s evaluation of PRO 140 for Graft vs. Host Disease (GvHD) and the Company’s Phase 2 protocol for this transplantation indication for patients requiring bone marrow stem cell transplants. On December 11, 2015, the FDA cleared CytoDyn to proceed into a clinical trial for GvHD. PRO 140 is currently in a pivotal Phase 3 trial for adjunct therapy for HIV patients with FDA approval for this indication expected in 2017.

Dr. Burger was appointed a Director of CytoDyn in February 2014 and named Vice Chairman of the Board of Directors of CytoDyn in August 2014. He is a life sciences executive with over 30 years of extensive scientific, operational and financial experience in the biotech industry. As CEO or chairman of several biotechnology companies, Dr. Burger has led numerous corporate financing transactions and public securities offerings and has experience leading R&D, GMP manufacturing and clinical development functional areas. Dr. Burger is currently lead director of Aptose Biosciences Inc., a cancer therapeutics, NASDAQ-listed company. Dr. Burger co-founded Trinity Biotech, a NASDAQ-listed diagnostic company, in June 1992, served as its Chairman from June 1992 to May 1995, and is currently lead independent director. Until March 2007, he was Chairman and Chief Executive Officer of AVI Biopharma Inc. (now Sarepta Therapeutics), a NASDAQ-listed RNA therapeutics company. He was also a co-founder of Epitope Inc. (now Orasure Technologies, NASDAQ listed), serving as its Chairman from 1981 to 1990. Dr. Burger previously held a professorship in the Department of Microbiology and Immunology and Surgery (Surgical Oncology) at the Oregon Health and Sciences University in Portland. Dr. Burger received his undergraduate degree in Bacteriology and Immunology from the University of California in Berkeley and his Master of Science and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

Dr. Nader Pourhassan, President and CEO, commented: “We are delighted that Dr. Burger has decided to accept this expanded leadership role with CytoDyn. With our excellent clinical development team at Amarex and a team of leading scientific and medical advisors, we now have a solidified team with Dr. Burger accepting this key role for CytoDyn.”

“I am honored to be selected for this crucial role in the expansion of PRO 140 into immunologic indications,” said Dr. Burger. “The target for PRO 140, CCR5, plays an important role in a vast array of immune mechanisms and CytoDyn is positioned to expand the potential market for PRO 140 by pursuing these non-HIV clinical indications including transplantation, chronic inflammation, autoimmunity and cancer.”

About CytoDyn

CytoDyn is a biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of Human Immunodeficiency Virus (HIV) infection. The Company has one of the leading monoclonal antibodies under development for HIV infection, PRO 140, which has finished Phase 2 clinical trials with demonstrated antiviral activity in man and is currently in Phase 3. PRO 140 blocks the HIV co-receptor CCR5 on T-cells which prevents viral entry. Clinical trial results thus far indicate that PRO 140 does not negatively affect the normal immune functions that are mediated by CCR5. Results from six Phase 1 and Phase 2 human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. A recent Phase 2b clinical trial demonstrated that PRO 140 can prevent viral escape in patients during several weeks of interruption from conventional drug therapy. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV. For more information on the Company, please visit www.cytodyn.com.

About PRO 140

PRO 140 belongs to a new class of HIV/AIDS therapeutics – viral-entry inhibitors – that are intended to protect healthy cells from viral infection. PRO 140 is a fully humanized IgG4 monoclonal antibody directed against CCR5, a molecular portal that HIV uses to enter T-cells. PRO 140 blocks the predominant HIV (R5) subtype entry into T-cells by masking this required co-receptor, CCR5. Importantly PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO 140 does not have agonist activity towards CCR5 but does have antagonist activity to CCL5 which is a central mediator in inflammatory diseases. PRO 140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product candidate by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements as compared to daily drug therapies currently in use.

Forward-Looking Statements

This press release includes forward-looking statements and forward-looking information within the meaning of United States securities laws, including statements regarding the Company’s Phase 3 and other current and proposed studies and their results and completion. These statements and information represent CytoDyn’s intentions, plans, expectations, and beliefs and are subject to risks, uncertainties and other factors, many beyond CytoDyn’s control. These factors could cause actual results to differ materially from such forward-looking statements or information. The words “believe,” “estimate,” “expect,” “intend,” “attempt,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made.

CytoDyn disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or forward-looking information. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of and expense associated with research, development, regulatory approval, and commercialization of CytoDyn’s products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; future clinical trial data on CytoDyn’s products and product candidates will be unfavorable; funding for additional clinical trials may not be available; CytoDyn’s products may not receive marketing approval from regulators or, if approved, may fail to gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development may reduce the commercial potential of CytoDyn’s products; CytoDyn, its collaborators or others may identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, or other adverse events.

CytoDyn is also subject to additional risks and uncertainties, including risks associated with the actions of its corporate, academic, and other collaborators and government regulatory agencies; risks from market forces and trends; potential product liability; intellectual property litigation; environmental and other risks; and risks that current and pending patent protection for its products may be invalid, unenforceable, or challenged or fail to provide adequate market exclusivity. There are also substantial risks arising out of CytoDyn’s need to raise additional capital to develop its products and satisfy its financial obligations; the highly regulated nature of its business, including government cost-containment initiatives and restrictions on third-party payments for its products; the highly competitive nature of its industry; and other factors set forth in CytoDyn’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 and other reports filed with the U.S. Securities and Exchange Commission.

Media:

Nader Pourhassan, Ph.D.

Office: 360-980-8524

E-mail: npourhassan@cytodyn.com